                            SCHEDULE 14A INFORMATION

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

                              [MVC CAPITAL LOGO]

                    MVC Capital shareholders have been asked
                         to make an important decision
                       regarding the future of your fund.

                    MVC's management team wants you to know
                     about the critical actions we've taken
                   to provide and protect shareholder value.

                    Please consider the enclosed information
                            when voting your shares.

              We appreciate your vote and your continued support.

                                                 The MVC Capital Management Team

                  NINE IMPORTANT ANSWERS FOR MVC SHAREHOLDERS

1. WHY SHOULD I SUPPORT MVC'S VENTURE CAPITAL STRATEGY?

        The Fund offers HIGH POTENTIAL RETURNS and helps diversify the long-term portion of shareholder portfolios.

        After a period of decline, we believe the venture capital market has reached a CRITICAL TURNING POINT.

        We are seeing a growing number of QUALITY DEALS WITH PROMISING TECHNOLOGIES.

        The Fund's hybrid debt/equity strategy creates a COMPETITIVE ADVANTAGE to improve deal flow.

        With a STRONG CASH POSITION, the Fund is well capitalized to take advantage of these opportunities.

        We STRENGTHENED OUR INVESTMENT TEAM to include both venture equity and lending professionals.

        Our expanded BOARD OF DIRECTORS HAS TREMENDOUS EXPERIENCE in venture investing and value creation.

        Each member of our world-class Board and each nominee has agreed to serve as a director because EACH BELIEVES IN THE LONG-TERM POTENTIAL of MVC's investment strategy.

        Enclosed, you will find profiles of some of MVC's MOST PROMISING PORTFOLIO COMPANIES.

WHAT ABOUT MILLENCO'S CLAIM . . . that MVC's focus should be expanded beyond information technology investments? Information technology encompasses a wide variety of industries including software, hardware, semiconductors, communications, and many other examples. There is more than enough room for diversification within these industries. The information technology arena is so broad that many technology funds can support only a handful of the industries such as those mentioned above. Moreover, Millenco has not pointed out to you that expanding to other industries is no easy trick; they would have to hire professionals who focus on such other industries, which would be very expensive and impair the Fund's focus. We plan to stick to what we know best.

2. WHY SHOULD I SUPPORT MVC'S BOARD OF DIRECTOR CANDIDATES?

        We believe our candidates are AMONG THE MOST EXPERIENCED and visionary business leaders in the United States.

        They helped grow over 200 information technology companies.

        They have led or worked in senior positions for companies that have CREATED MORE THAN $100 BILLION in shareholder value.

        They know venture investing, and they BELIEVE IN MVC'S INVESTMENT STRATEGY.

        Each candidate has made, or has pledged to make, a SIGNIFICANT PERSONAL INVESTMENT in our shares.

        We believe the resources and guidance our candidates can provide are INVALUABLE TO MVC'S SUCCESS.

        Enclosed, you will find biographies of MVC's world-class director candidates.

WHAT ABOUT MILLENCO'S CLAIM . . . that the directors nominated by Millenco collectively own nearly 100 times the ownership of MVC's director candidates? We offer you a closer look. According to Millenco's proxy statement, the total personal ownership of MVC stock by Millenco's director candidates amounts to only 10,000 shares. MVC's director candidates personally own 57,062 shares, over five times the amount personally owned by Millenco's candidates. In addition, other MVC officers own an additional 19,625 shares. We are pleased that our director candidates and officers have aligned their interests with the Fund's shareholders to such an extent.

3. PLEASE EXPLAIN MVC'S PERFORMANCE RECORD.

        Nasdaq returns since MVC's inception -- down 71%(1) -- reflect the technology market environment.

        Even given the unprecedented downturn, we are disappointed with the Fund's performance to date.

        Opportunities to realize returns through the sale or IPO of portfolio companies has been limited.

        We believe that conserving MVC's cash in 2001 and 2002 HELPED SUSTAIN VALUE during the downturn.

        The Board's CONSERVATIVE VALUATION POLICY requires that portfolio companies are marked down on bad news, but only marked up on quantifiable events -- markdowns do not imply permanent value impairment.

        Venture funds have typically experienced losses in their early years as unsuccessful investments materialize early on -- the first part of what is known as the 'J-curve' effect.

        Venture funds' successful investments begin to mature at a later point -- the second part of the 'J-curve' effect.

WHAT ABOUT MILLENCO'S CLAIM . . . that MVC has under performed its peers? Millenco has taken it upon themselves to make apples-to-oranges comparisons using inappropriate indices that are not for comparable products and which cover

---------
(1) Reflects returns from March 31, 2000 through January 31, 2003.

irrelevant and non-standard time periods that appear to have no relationship to the Fund's history. As a regulated fund, MVC is obligated to value its portfolio and calculate its performance in accordance with strict SEC regulations. Most venture funds Millenco has used as a comparison are private and are not as strictly regulated.

4. WHAT IS MANAGEMENT'S VIEW OF THE FUND'S PROSPECTS?

        Venture capital investing normally delivers its returns over many years; the Fund is DESIGNED AS A LONG-TERM INVESTMENT.

        Many of MVC's earlier equity investments are developing in line with our expectations.

        Interest and fee income from debt investments has already HELPED TO OFFSET OPERATING EXPENSES.

        Convertible features and warrants on debt investments create POTENTIAL FOR FURTHER CAPITAL APPRECIATION.

        We believe we've reached a CRITICAL TURNING POINT in the venture capital cycle as valuations are nearing ten year lows.

5. WHAT STEPS HAVE YOU TAKEN TO ADDRESS CONCERNS ABOUT MVC'S EXPENSES?

        From inception through June 19, 2002, MVC's expenses were 'fixed' based on a 2.5% annual management fee charged by the former investment advisor, which is no longer related to MVC.

        MVC's internalized management structure has resulted in the ABILITY TO BETTER MANAGE COSTS while providing shareholders with increased visibility into the Fund's expenses.

        The Board of Directors and management have taken steps to help manage MVC's expenses by:

         REDUCING DIRECTOR RETAINER AND MEETING FEES

         NEGOTIATING LOWER FEES with key Fund vendors

         ADOPTING A VENTURE LENDING STRATEGY which has helped offset expenses through interest and fee income

WHAT ABOUT MILLENCO'S CLAIM . . . that 'MVC management has burned through nearly $36 million in fees and expenses?' The truth, as you can see from page 44 of MVC's annual report, is that fees and expenses actually amount to $18.9 million from inception through October 31, 2002. We believe this is one of many exaggerated claims made by Millenco in seeking your vote.

6. WHAT STEPS HAVE YOU TAKEN TO ADDRESS CONCERNS ABOUT MVC'S CORPORATE
GOVERNANCE?

        Our Board has taken a number of steps to improve corporate governance, including:

         INCREASING THE SIZE OF THE BOARD from five to seven directors

         Going beyond the Delaware court order to re-run three Board seats by PUTTING ALL SEVEN BOARD SEATS UP for election

         Nominating FIVE INDEPENDENT DIRECTORS to the Board

         Pledging to put a proposal to shareholders next year that would eliminate the staggered Board structure

         AMENDING THE FUND'S BYLAWS to allow shareholders representing 15% or more of the outstanding shares to call a special meeting of shareholders

WHAT ABOUT MILLENCO'S CLAIM . . . that MVC is being investigated by the SEC? MVC is simply the subject of a standard examination. We believe Millenco's claims are meant to imply some more serious investigation, which does not in fact exist.

WHAT ABOUT MILLENCO'S CLAIM . . . that John Grillos 'signed a SmartForce registration statement [in] 2001 . . . as . . . Chief Operating Officer?' This information is misleading. MVC obtained a letter from SkillSoft, the successor to SmartForce, a copy of which we have provided to Millenco, clearly stating that there were 'clerical errors' made by SmartForce's management at the time improperly listing Mr. Grillos as an executive officer in various SEC filings in 2001. Mr. Grillos ceased to be an officer of SmartForce in December 1999.

7. WHY IS THE FUND SUING MILLENCO AND KARPUS MANAGEMENT?

        We believe that Millenco, Millennium Partners and Karpus are trying to take control of MVC in order to manage the Fund's assets for their own profit, using a variety of illegal acts, which include:

         buying more MVC shares than they're allowed to own under federal securities laws manipulating MVC's share price

         omitting or misrepresenting important information in SEC documents making fraudulent solicitations for your proxy in connection with our February 28th Annual Meeting

        We asked the federal district court to order these hedge funds to:

         sell the shares they aren't entitled to own

         not vote the shares they aren't entitled to own

         not vote the proxies they obtained from shareholders who didn't receive or didn't have time to consider corrections to Millenco's misleading proxy materials

8. WHAT IS WRONG WITH MILLENCO'S STRATEGY?

        Millenco is running a slate of directors that has NOT PROPOSED A VIABLE MANAGEMENT TEAM.

        Millenco's slate of directors has NOT DISCLOSED A DETAILED BUSINESS
        PLAN.

        We believe the proposed investment strategies that Millenco offers, if implemented, would call into question the Fund's ability to continue to meet the requirements applicable to business development companies under the Investment Company Act of 1940.

        Millenco FAILED TO DISCLOSE TO YOU THAT THEY ARE CURRENTLY SEEKING REIMBURSEMENT under an MVC Capital insurance policy for their litigation expenses, and that as an affiliated person of MVC Capital, we believe that they would have to obtain exemptive relief from the SEC to be permitted to receive reimbursement.

        We do not believe that Millenco's slate of director candidates has the venture capital expertise necessary to realize the full potential of the Fund's existing venture portfolio.

WHAT ABOUT MILLENCO'S CLAIM . . . that they have a 'superior plan for long term success?' Millenco has failed to identify to shareholders its proposed investment advisor, and has not demonstrated its ability to provide adequate expertise. Their omissions make it difficult for us -- or for shareholders; to consider Millenco's 'plan' a viable option.

9. WHAT DOES THIS VOTE MEAN FOR SHAREHOLDERS?

        If you believe in venture capital investing -- what MVC was created to do -- this is the right time to be supporting MVC's strategy and its Board of Directors.

        The other choice, the Millenco choice, is about:

         Their motives, which we believe are focused on short-term gains

         Their apparent lack of commitment to MVC's existing portfolio, and thus to long-term shareholders

         Their plans for future investments of the Fund's cash, which we find difficult to evalute since they have not identified or explained the credentials of their proposed investment advisor

                 SNAPSHOTS OF SELECTED MVC PORTFOLIO COMPANIES

We consider the Fund's existing portfolio to be well diversified across the information technology market. We believe the portfolio is comprised of exciting companies that represent promising sectors such as network security, insurance claims processing, and electronic design automation, all of which are experiencing significant growth.

Below are profiles of some of our portfolio companies. Though they are all in different stages of development, MVC believes that each company is characterized by superior technology, capable management, sound financial condition and significant growth potential.

CBCA is one of the country's largest administrators of health benefits. CBCA combines proven strategies, integrated service applications, and innovative information and reporting tools to create a single source for effective benefit plan management. More than 800 clients and 1 million individuals rely on CBCA's professional expertise, responsive service, and proprietary technology to improve the efficiency and reduce the cost of health care.

FOLIOfn is a leading provider of investment portfolio management software and services. Its technology enables investors to diversify their investments among several securities without multiple sales commissions. The company's service is being provided to more than 600 credit unions and the company recently won a multi-million dollar licensing transaction with a major multi-national financial services company.

ACTELIS enables telecom service providers to deliver fiber-quality broadband Ethernet services over existing copper telephone lines where fiber isn't available or economically feasible. Its technology, now used in the field, overcomes the installation difficulties of previous efforts to deploy broadband service over copper wire.

PROCESSCLAIMS provides web-based solutions that streamline the claims process for the insurance industry and its repair facility and claims adjustment partners. This technology increases efficiency of claims processing, improves cycle times, increases policyholder satisfaction and retention and enables sales of value-added services beyond the initial claims activity.

SYGATE TECHNOLOGIES provides endpoint security policy enforcement solutions to the security software market. Its technology allows security managers to learn user application and network behaviors and enforce policies across thousands of virtual private network (VPN) endpoints. A recent independent test of Sygate's Secure Enterprise 3.0 showed that it outperformed Symantec's Client Security 2.0 in a comparison conducted by KeyLabs.

SONEXIS provides rich-media conferencing and collaboration appliances, enabling enterprises of all sizes to reduce costs by bringing audio and web conferencing in-house with a product that does not require specialized skills or lengthy training. Within 90 days of its latest product launch, Sonexis has seen widespread use by its customers with more than 3 million conferencing minutes supported during the fourth quarter of 2002.

0-IN DESIGN AUTOMATION provides functional verification products for the testing of ASIC and SOC computer chip designs. The technology has been adopted by 12 of the 15 largest electronic companies including AMD, Cisco Systems, Fujitsu, Hewlett Packard, LSI Logic, National Semiconductor, Nortel Networks, and Sun Microsystems. Although the recent semiconductor market has been weak, 0-in has managed to increase sales figures from previous years.

SYNHRGY HR TECHNOLOGIES provides human resources technology and business process outsourcing services. The technology integrates a client's HR systems, process and communications, eliminating redundancies, inconsistencies and conflicts. Synhrgy has managed programs for enterprises which include 18 Fortune 500 companies and 14 Global 500 companies.

ARCOT SYSTEMS provides authentication software systems that enable businesses to prevent financial loss by securing digital identities across a network for online payment systems, business portals, Web services, and VPNs. Arcot was a founding partner with Visa on the Verified by Visa initiative, and the company also partners with MasterCard and American Express.

                       MVC BOARD OF DIRECTORS CANDIDATES

We believe your Board of Directors candidates are among the most experienced and visionary business leaders in the United States. They helped grow over 200 information technology companies. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value.

All seven of these individuals are running for election at the Annual Meeting and all are pledged to building value for you. They have all made, or pledged to make, significant personal investments in MVC in order to better align their interests with shareholders.

JOHN M. GRILLOS

Mr. Grillos is currently CEO, CIO and a Director of the Fund. He is also Founder and Managing General Partner of ITech Partners, L.P., a seed stage information technology fund.

Mr. Grillos has more than 15 years experience in information technology venture capital investing and 20 years of entrepreneurial, professional and managerial experience in information technology. Over the course of these years, he has built, as operator and investor, six market-leading public technology companies. Most recently, Mr. Grillos served as the Executive Vice President, Chief Operating Officer and as a Director of SmartForce PLC (formerly CBT Group PLC), a leading supplier of e-Learning products with revenues exceeding $250 million. From 1997 to 1998, Mr. Grillos served as Managing Director at SoundView Venture Partners, L.P., where he was responsible for managing the venture capital business activities of SoundView Financial Group, an information technology focused investment bank acquired by Wit Capital in 1999. From 1988 to 1997, Mr. Grillos was Managing Director responsible for information technology venture capital investing for Robertson, Stephens & Co.

Mr. Grillos has served in numerous executive management roles including President and COO of SPSS, Inc., President and CEO of Tesseract Corporation, as well as various management positions with American Management Systems.

From 1968 to 1972, Mr. Grillos worked as a Development Manager and Principal Designer for the Institute for Computer Research at the University of Chicago, where he was responsible for developing computerized control and data acquisition systems for several departments of the University. From 1965 to 1968, Mr. Grillos worked as a Staff Engineer for Bell Labs and Western Electric Company.

Mr. Grillos received a B.S. in Electrical Engineering and Computer Science from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

FREDERICK M. HOAR

Mr. Hoar has shaped communications and marketing strategies for some of America's seminal technology companies, from Apple Computer to Fairchild to RCA. He is currently a branding and marketing consultant, a member of the executive staff of the VCPR agency, and Dean's Executive Professor of Marketing at Santa Clara University. He is also a co-founder of the Band of Angels investment group. Mr. Hoar was a seed investor in Siebel Systems and was a mastermind in the initial launch for Siebel Systems. Mr. Hoar joined Miller/Shandwick Technologies in 1989 as CEO of Miller West and later became Chairman of the global public relations agency, as well as Shandwick's Technologies Practice where he grew the company to over 400 employees. In 2000, Shandwick was acquired by The Interpublic Group of Companies. Mr. Hoar retired from the firm in 2002. He was named one of the 'Top 100 Most Influential Public Relations People of the 20th Century' by PRWEEK.

Mr. Hoar was Vice President of Communications for Apple Computer, where he shaped the investor relations, public relations and advertising strategies involved with taking the company public and launching the Lisa and Macintosh computers. He also served as Vice President of Communications for Fairchild Semiconductor, known as the defining company of Silicon Valley. Additionally, Mr. Hoar served as a Vice President of Corporate Communications for Genentech, a Director of Worldwide Communications for Raychem, and as a Division Vice President of Public Affairs and Advertising at RCA in New York.

He is a Director of Semotus Solutions, Inc. and Simentra Ltd. and a member of the advisory boards of Pacific Enterprise Capital, the Churchill Club, the Commonwealth Club, Junior Achievement and the Santa Clara University Leavey School of Business.

Mr. Hoar began his career with the Associated Press and as an instructor in English and Journalism at the University of Northern Iowa.

Mr. Hoar is a native of Boston where he earned an A.B. degree cum laude from Harvard University in American History and Literature and a M.A. with honors from the University of Iowa in Editorial Journalism.

LAURENCE R. HOOTNICK

Mr. Hootnick is currently a Director of the Fund. He brings over 30 years of experience managing high-growth private and public enterprises, expertise in leading companies from the stage of rapid growth to high market valuation, as well as unparalleled operational and fiscal management.

Mr. Hootnick currently works with Acuity Ventures, a venture firm he helped form in 2001. Before forming Acuity, Mr. Hootnick served as President of Persistence Software, an application server software company which he helped lead through an initial public offering in 1999. Prior to his tenure at Persistence, Mr. Hootnick served as Executive Vice President and COO of NetManage, Inc. He also served as President of Consilium, a semiconductor fabrication software company which he sold to Applied Materials in 1998. As President and CEO at Maxtor Corporation, a hard disk manufacturing company with over $1 billion in revenues, he generated more than $100 million of cash flow within one year. Mr. Hootnick also served at Intel Corporation for 18 years in leadership roles including Senior Vice President of Worldwide Sales and Marketing, Senior Vice President of Finance and Administration, and President of the Embedded Control and Memory Group. During his tenure at Intel, Mr. Hootnick helped increase revenues by more than $4 billion and was responsible for overseeing more than 5,000 employees both domestically and internationally. Mr. Hootnick began his career as an executive with Ford and RCA. Throughout his career, Mr. Hootnick oversaw up to 10,000 employees and managed operations with more than $1 billion in annual revenue.

He received a B.S. in Industrial Management from M.I.T. and a M.B.A. in Finance from the University of Maryland.

MICHAEL H. JORDAN

Mr. Jordan is currently a Director of the Fund. Mr. Jordan is an angel investor as well as a member of several private equity firms. He is a General Partner of Global Asset Capital, LLC, a venture capital firm focused on making private equity investments in the telecommunications, Internet infrastructure, data networking and information technology sectors. He is also a Partner of Beta Capital Group, LLC of Dallas, Texas. Mr. Jordan currently serves as Chairman of eOriginal, Inc., an electronic commerce company that provides unique, authentic and secure Electronic Original'TM' documents, a legal alternative to blue-ink signed original paper documents.

Mr. Jordan also serves as Chairman of the National Foreign Trade Council, a trustee of The Brookings Institution, a member and former Chairman of the U.S. - Japan Business Council, Chairman of The College Fund/UNCF, and a member of The Business Council. He also serves on the boards of Aetna Inc., and Dell Computer Corporation, Galaxy Nutritional Foods, Inc., i2 Technologies, Inc., Pinnacor Inc., WPP Group plc and several smaller, privately held companies.

Mr. Jordan is the retired Chairman and CEO of CBS Corporation (formerly Westinghouse Electric Corporation), which he led through one of the most comprehensive transformations of a major U.S. corporation. While Mr. Jordan was at Westinghouse, he led the acquisition of CBS, which was purchased for $4 billion. Before joining Westinghouse, Mr. Jordan was a Partner with Clayton, Dublilier and Rice, one of the oldest and most respected private investment firms. Prior to that he spent 18 years with PepsiCo, Inc. where he served in numerous senior executive positions, including CFO of PepsiCo, Inc., and President and CEO of PepsiCo WorldWide Foods, which includes Frito-Lay. From 1964 to 1974, he was a consultant and Principal with McKinsey & Company.

Mr. Jordan received a B.S. in chemical engineering from Yale University and a M.S. in chemical engineering from Princeton University. He subsequently served a four-year tour of duty with the U.S. Navy on the staff of Admiral Hyman Rickover.

PETER J. LOCKE

Mr. Locke is currently a Director of the Fund. Mr. Locke brings over 30 years of experience in banking, corporate financial strategy, capital structuring, and mergers and acquisitions. Mr. Locke currently serves as a commercial arbitrator resolving disputes in finance. From 1981 through 2001, Mr. Locke served as Managing Director of Citibank's Corporate Banking Division where he was responsible for all corporate finance activities with investment grade companies in the Western United States. In this capacity, Mr. Locke worked as an advisor to corporations in all areas of financial risk management. Mr. Locke helped increase fee revenues from $20 million to $150 million per year.

From 1979 through 1981, Mr. Locke served as Chairman and CEO of Miami National Bank where he was responsible for leading the workout team for this distressed bank acquired by Citibank through a foreclosure. Mr. Locke successfully executed a plan to recapitalize, restaff, and clean-up the loan portfolio while instituting proper operating procedures. He then arranged the sale of Citibank's interests to Banco Zaragozano of Madrid, Spain doubling the aggregate equity value.

From 1976 through 1978, Mr. Locke was a Project Manager for Citibank's Institutional Recovery Management department where he supervised debt workouts with troubled corporations within and outside of bankruptcy proceedings.

From 1971 through 1976, Mr. Locke served as a Banker in Citibank's Media Communications Group, handling Citibank's worldwide relationships with corporate clients, and assisting them with debt raising, exposure management, and processing services.

Mr. Locke received a B.A. in history from Dartmouth College and a M.B.A. in finance from Columbia University.

JAMES K. SIMS

Mr. Sims currently serves as co-Founder, Chairman and CEO of GEN3 Partners, a privately held professional services firm working with established companies to build next generation business. The firm fuses strategy, technology and entrepreneurship to rapidly originate, test and launch new business innovation.

From 1990 to 1999, Mr. Sims was Founder and CEO of Cambridge Technology Partners, an international management consulting and systems integration company. While at Cambridge, Mr. Sims built the firm to 4,500 people serving 52 locations worldwide with $625 million in sales.

From 1985 to 1990, Mr. Sims was Founder, Chairman and CEO of Concurrent Computer Corporation, a market leader in real-time computing. Mr. Sims built the company to 2,700 employees with $340 million in revenue before successfully taking it public in 1986.

Mr. Sims currently sits on the board of directors for RSA Security, PVI Corporation, and the Wang Center for the Performing Arts.

VINCENT H. TOBKIN

Mr. Tobkin is currently the Chairman of the Board of the Fund. Mr. Tobkin has been actively involved in technology, telecom and venture capital for more than 30 years.

Since 1992, Mr. Tobkin has served as a Director, a Founder and head of Bain & Company's Worldwide Technology and Telecom Practice. Mr. Tobkin grew the practice from two partners to 80 partners and more than 500 employees. Mr. Tobkin's clients include major telecom operators, telecom equipment manufacturers, computer and software firms, and networking companies. His assignments include mergers and acquisitions, merger integration, growth strategies, operations improvement, and sales force management. Mr. Tobkin's venture capital-oriented assignments included advising Net Insight, a networking startup which completed an initial public offering in Sweden, and venture portfolio work for clients in Sweden and the US. He is an advisor to CEOs of dozens of leading information technology companies.

From 1984 to 1992, Mr. Tobkin was a General Partner and Founder of a leading venture capital firm, Sierra Ventures. While at Sierra Ventures, Mr. Tobkin invested in or founded several companies that went public, including Stratacom (Nasdaq), Centex Telemanagement (Nasdaq), On Assignment (Nasdaq:ASGM), and Advanced Technology Materials (Nasdaq:ATMI). He also invested in or founded a number of companies that were later acquired including Analog Design Tools (acquired by Valid Logic), Epoch Systems (acquired by EMC), and Ribogene (acquired by Questcor Pharmaceuticals, Inc.).

Previously, Mr. Tobkin served as a Partner and a leader of McKinsey & Company's High Technology Practice. From 1969 to 1975, Mr. Tobkin worked at Fairchild Semiconductor, Hewlett Packard, and Memorex.

Mr. Tobkin received a S.B. and S.M. in Electrical Engineering from the Massachusetts Institute of Technology. He also received a J.D. from Harvard Law School and a M.B.A. from Harvard Business School.

 THE ANNUAL MEETING WILL BE HELD ON FEBRUARY 28, 2003, SO TIME IS SHORT. WE ASK
  FOR YOUR SUPPORT. WE URGE YOU TO VOTE FOR THE MVC BOARD OF DIRECTORS ON THE
                           ENCLOSED WHITE PROXY CARD.


 IF YOU HAVE ANY QUESTIONS OR NEED HELP VOTING YOUR SHARES,
                        PLEASE CALL:

                 [MACKENZIE PARTNERS LOGO]

                     105 Madison Avenue
                  New York, New York 10016
             email: proxy@mackenziepartners.com
                Call collect: (212) 929-5500
                OR TOLL FREE: (800) 322-2885
                 Facsimile: (212) 929-0308


STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME
TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          STATEMENT OF DIFFERENCES
                          ------------------------

 The trademark symbol shall be expressed as............................. 'TM'